UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 7, 2013

CONTINENTAL RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Oklahoma	1-32886	73-0767549
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 N. Broadway Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

(405) 234-9000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On August 7, 2013, Continental Resources, Inc. (the “Company”) issued a press release announcing its second quarter 2013 financial and operating results. A copy of the press release is being furnished as an exhibit to this report on Form 8-K.

Item 7.01	Regulation FD Disclosure

Summary presentation materials in connection with the second quarter 2013 earnings call scheduled for August 8, 2013 at 11:00 a.m. Eastern time (10:00 a.m. Central time), will be available on the Company’s web site at www.CLR.com, prior to the start of the call.

In the August 7, 2013 press release the Company also announced its planned participation in the following research conferences:

August 13	EnerCom, Denver;
August 27	Morgan Stanley Summer Energy Summit, Houston;
September 12	Barclay’s CEO Conference, New York City; and
September 24	Deutsche Bank Energy Conference, Boston.

Presentation materials will be available on the Company’s web site the day of the presentations at www.CLR.com.

The Company’s presentations at the conferences on August 13 and September 12 will be available via webcast. Instructions regarding how to access such webcasts will be available on the Company’s web site at www.CLR.com on or prior to the day of the presentations. Such webcasts will be available for 30 days on the Company’s web site.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated August 7, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL RESOURCES, INC.
(Registrant)
Dated: August 8, 2013

	By:	/s/ John D. Hart
John D. Hart
Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description

99.1	Press release dated August 7, 2013